[SEAL]

DEAN HELLER                   CERTIFICATE OF                FILED# C17554-45
Secretary of State             CORRECTION
                          (PURSUANT TO NRS 78.0296 AND          MAY 30, 2000
101 North Carson Street,              80.007)
Suite 3
Carson City, Nevada 89701-4788
(775) 644 5708

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         IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.
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                                                  DEAN HELLER SECRETARY OF STATE

                           Certificate of Correction
                      (Pursuant to NRS 78-0295 and 80.007)
                             --Remit in Duplicate--

1.   The name of the corporation for which correction is being made:

     STRUTHERS, INC.
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2.   Description of the original document for which correction is being made:

     Amended Articles of Incorporation
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3.   Filing date of the original document: 3/7/00
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The following corrections were necessitated because of typographical errors.

4. Description of the incorrect statement and the reason it is incorrect or the manner in which the execution or other formal authentication was defective.

     The 4th line of the first sentence of Article 4(b)(B)(vii) reads "day of July of each year shares of Common Stock each year. the intention was to only allow for a total purchase of 5% of the outstanding Common Stock each year. The 3rd line of the second paragraph of said Article reads:
     "immediately preceding the date of the exercise of such right to purchase." As worded, said 3rd line leaves unclear the date used to establish the price, which was intended to be the first day of January and July of each year.
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5.   Correction of the incorrect statement or defective execution or authentication:

     As corrected, said 4th line should read "day of July of each year shares of Common Stock aggregating in number 5% annually." As corrected, said 3rd line should read "immediately preceding the first day of January and July of each year."

6.   Signature:

     DOUGLAS W. BEATTY             PRESIDENT                5/30/00
     -----------------             ---------                -------
     Signature of Corporate        Title of Officer         Date
     Officer

* A reason for the incorrect statement, execution or other authentication must be provided.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this fling to be rejected.

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STATE OF NEVADA
Secretary of State

I hereby certify that this is a
true and complete copy of the
document as filed in this office.



MAY 30, 2000


/S/ DEAN HELLER
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Dean Heller
Secretary of State

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